Exhibit 7.1

                                     Form of
                     STOCK REPURCHASE AGREEMENT AND RELEASE


     THIS STOCK REPURCHASE AGREEMENT AND RELEASE ("Agreement") is made and entered into this 14th day of August, 2002, by and between Vista Exploration Corporation, a Colorado corporation ("Vista"), and _________ (hereinafter referred to as "Shareholder").

                                    RECITALS

     A. Shareholder acquired shares of Vista in a private placement offering exempt from registration.

     B. Subsequent to the acceptance of the Subscription Agreement executed by Shareholder and Vista, information became available to Vista that made it difficult, if not impossible, for Shareholder to remain a shareholder of Vista.

     C. The parties to this Agreement agree that it is in the best interests of each party to this Agreement that Vista repurchase the shares issued in the name of Shareholder from Shareholder and that the parties enter into a settlement and release of any and all claims or liabilities whatsoever.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Vista shall repurchase from Shareholder and Shareholder shall sell and deliver to Vista all of the issued and outstanding shares of Vista held by Shareholder, along with an irrevocable stock power duly executed for that purpose. Shareholder hereby represents to Vista that Shareholder owns the shares being sold to Vista free and clear of any third party claims, rights, liens, and encumbrances and has the absolute authority to execute this Agreement and deliver the securities being purchased by Vista.

     2. Notwithstanding the provisions of Section 1 above, in the event that any of the shareholders listed on the attached Schedule 2 refuse to sell their shares of Vista stock to Vista on terms substantially similar to those contained herein, then Vista, in it sole discretion, may elect to not purchase any shares from Shareholder. Vista shall provide Shareholder written notice of its election not to purchase any shares from Shareholder, at the address listed opposite Shareholder's signature on this Agreement.

     3. Upon receipt of certificate(s) from Shareholder representing all of the issued and outstanding shares of Vista held by Shareholder, Vista shall issue its promissory note for the full purchase price of Shareholder's shares of Vista delivered to Vista by Shareholder in the amount equal to the subscription price paid by Shareholder. The promissory note issued by Vista shall be guaranteed by Charles A. Ross, Sr., President of Vista, in accordance with the guaranty which shall be part of the promissory note.

     4. Vista agrees that upon receipt of the certificates, it will take steps necessary to cancel the shares represented by the certificates into Vista's authorized but unissued shares. Shareholder acknowledges that it is the record holder of the shares for the purposes of the annual meeting of shareholders of Vista taking place on August 16, 2002, and as such, Shareholder is authorized to execute its proxy statement and return it to Vista for inclusion at that meeting, notwithstanding the fact that the execution of this Agreement and concluding the delivery of the securities, may result in the securities being cancelled prior to the actual date of said meeting. Shareholder agrees to take reasonable efforts to execute the proxy statement and return it in accordance with the instructions of said proxy statement.

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     5. Each of the parties to this Agreement agree for themselves and their successors and assigns that they will not either alone or in conjunction with any other person, orally or in writing, make any disparaging, disruptive, damaging or accusory statements, comments, remarks or the like concerning the other party to this agreement or such party's, members, managers, directors, officers, shareholders, employees, agents or affiliates (collectively "Affiliates"). In addition, each party to this Agreement will neither disparage nor criticize the business prospects of the other party nor take any actions, either alone or in conjunction with any other person, which will interfere with or is calculated to interfere with or influence the business of the other party or will or is calculated to interfere with or influence the business relationships of a party with its past, present or future customers, clients, vendors, suppliers, or Affiliates.

     6. Each party for himself and his successors and assigns and on behalf of any entity he controls or which he has the power to legally bind hereby fully and forever releases and discharges each other party and its Affiliates, officers, directors, consultants and attorneys from any and all claims, liens, demands, obligations, actions, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether known or unknown to either party which he or his successors and assigns may have against any other party and its Affiliates, officers, directors, consultants and attorneys in any way related to the investment in Vista except for the enforcement of the terms of this Agreement.

     7. Shareholder will do such further acts, including executing and delivering additional agreements or instruments as Vista may reasonably require, to consummate, evidence or confirm the provisions and covenants contained in this Agreement.

     8. In any action relating to this Agreement including an action to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties to such action shall pay all of the costs, expenses, and reasonable attorney fees of the successful party or parties.

     9. Immediately upon its execution, this Agreement shall become binding upon the parties, their legal representatives, successors, assigns, heirs, agents, or any other person or institution claiming through or under such party.

     10. The failure of any party or all parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder of the future performance of any such term, covenant or condition, but the obligations of all parties with respect thereto shall continue in full force and effect.

     11. This Agreement and all provisions contained herein shall be construed pursuant to the laws of the State of Colorado, and any questions regarding the validity of any section or paragraph contained herein shall be determined pursuant to the laws of the State of Colorado.

     12. The parties agree that in entering into this Agreement, they are relying upon their own judgment, belief and knowledge as to all phases of their claims and further acknowledge that no promise, inducement or agreement or any representations or warranties not expressed herein have been made to procure their agreement hereto. The parties further acknowledge that this Agreement is contractual and not merely recitals and that they have read, understand and fully agree to the terms of this Agreement and have been advised to seek the advice of their attorneys and/or other counsel to assist in the understanding of its terms.

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     13. This Agreement constitutes the entire agreement between the parties and no modification of the terms of this Agreement shall be valid or binding upon the parties hereto, or entitled to any enforcement whatsoever, unless such modification is reduced to writing and signed by the parties hereto.

     14. The rule of construction which provides that ambiguities in a contract shall be construed against the drafter shall not apply to this Agreement since various parties assisted in the drafting of its terms, and all parties waive applicability of such rule of construction in interpreting this Agreement.

     15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     16. The parties hereto agree that each other party may deliver a signed counterpart hereof by facsimile transmission and that a facsimile signature may substitute for and have the same legal effect as the original signature.

VISTA EXPLORATION CORPORATION,
a Colorado corporation

By:
-------------------------------
Charles A. Ross, Sr., President

SHAREHOLDER:                                    Shareholder Address for Notices:


-------------------------------                     -----------------------
Name:
(Print full name as it appears on your certificate) -----------------------


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                                   SCHEDULE 2
                                       to
                     Stock Repurchase Agreement And Release


            Shareholder                                    # of Shares
            -----------                                    -----------

     Jeffrey P. Frazier                                     1,000,000
     Terrie L. Pham                                         1,000,000
     Gary J. Grieco                                         1,250,000
     Ronald Burstein                                         100,000
     John Allen Leoffelbein                                  100,000
     Mallard Management                                      250,000
     Harvey M. Burstein                                      250,000
     U S Capital Growth Fund, LLC                            250,000
     Smania Francesco                                        100,000
     Baciga Marino                                           100,000